UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 9, 2008

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2008, the Board of Directors of PC Mall, Inc. (the “Company”) appointed Brandon H. LaVerne as Chief Financial Officer of the Company. Mr. LaVerne previously served as Interim Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company and will continue to serve as the Company’s principal financial and accounting officer.

Mr. LaVerne has served as Vice President and Controller and has been with the Company since October 1998. Prior to joining the Company, Mr. LaVerne worked for Computer Sciences Corporation and started his career with Deloitte & Touche LLP. Mr. LaVerne received his B.S. in Accounting from the University of Southern California and is a Certified Public Accountant.

In connection with the appointment, the Compensation Committee approved an increase in Mr. LaVerne’s annual base salary to $275,000. The Compensation Committee also approved the participation by Mr. LaVerne in the Company’s executive bonus plan, pursuant to which Mr. LaVerne will be eligible to receive bonuses in amounts under the plan consistent with other similarly situated executives under the plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

(Registrant)

Date: July 14, 2008	By:	/s/ Robert I. Newton
Robert I. Newton General Counsel and Secretary

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